UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 21, 2011

TERADATA CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

10000 Innovation Drive Dayton, Ohio 45342
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 21, 2011, Teradata Corporation (“Teradata”) completed its acquisition of Aprimo, Inc. (“Aprimo”), a global provider of integrated marketing software solutions, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated December 21, 2010, among Teradata, Aprimo and TDC Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Teradata. As provided in the Merger Agreement, Merger Sub was merged with and into Aprimo (the “Merger”), with Aprimo continuing as a wholly-owned subsidiary of Teradata.

The aggregate consideration payable with respect to all of the outstanding stock and derivative securities (including all outstanding warrants, stock options and restricted stock units) of Aprimo in the Merger was $525 million, subject to an adjustment upward for the proceeds from certain option and warrant exercises and an adjustment based on closing working capital (including cash but excluding deferred revenues and certain prepaid expenses), with a target centered on $50 million.

Under the Merger Agreement, a portion of the consideration payable in the Merger was placed in escrow to cover any downward adjustment in the Merger consideration as a result of the working capital adjustment and Aprimo’s indemnification obligations under the Merger Agreement for breaches of representations, warranties and covenants made by Aprimo in the Merger Agreement that exceed a specified basket amount.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Report and is incorporated herein by reference.

The Merger Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about Teradata or Aprimo. The representations, warranties, and covenants contained in the Merger Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Teradata or Aprimo. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Teradata’s public disclosures.

Item 8.01. Other Events.

On January 24, 2011, Teradata issued a press release announcing completion of the Merger, a copy of which is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of the businesses acquired

The historical consolidated financial statements of Aprimo, Inc. required to be filed under this Item will be filed as an amendment to this Report as soon as practicable, but not later than 71 calendar days after the date on which this Report is required to be filed with respect to completion of the Merger.

(b)	Pro forma financial information

The pro forma financial information for the Merger required to be filed under this Item will be filed as an amendment to this Report as soon as practicable, but not later than 71 calendar days after the date on which this Report is required to be filed with respect to completion of the Merger.

(d)	Exhibits

The following exhibits are attached to this Report:

Exhibit No.	Description

2.1	Merger Agreement dated as of December 21, 2010 among Teradata Corporation, Aprimo, Inc. and TDC Merger Sub, Inc.*

99.1	Press Release of Teradata Corporation, dated January 24, 2011.

*	The exhibits and schedules (disclosure letter) to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

Dated: January 24, 2011	By:	/s/ Laura K. Nyquist
Laura K. Nyquist General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

2.1	Merger Agreement dated as of December 21, 2010 among Teradata Corporation, Aprimo, Inc. and TDC Merger Sub, Inc.*

99.1	Press Release of Teradata Corporation, dated January 24, 2011.

*	The exhibits and schedules (disclosure letter) to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Commission upon request.

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